UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 14, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 21, 2007, Pharmacopeia Drug Discovery, Inc. (the “Company”) issued a press release (the “Press Release”), which included the Company’s Selected Financial Data (the “Original SFD”), announcing its financial results for the quarterly period and year ended December 31, 2006.  A copy of the press release was furnished as Exhibit 99.1 to this report originally filed on February 21, 2007.

On March 14, 2007, management and the Audit Committee of the Board of Directors of the Company determined that the warrants issued in connection with the Company’s October 2006 equity financing (the “Warrants”) should be classified as liabilities recorded at their fair value and re-measured each quarterly reporting period thereafter during the life of the warrant, with any changes in fair value recorded as income or expense in the statements of operations.

The reclassification of the Warrants as liabilities does not result in any impact on the Company’s cash, revenues, operating expenses or earnings per share reported in the Press Release.

Although the Company originally intended to account for the Warrants as equity on its balance sheet (and this treatment was reflected in the Original SFD), it was later determined that this treatment is not in conformity with Emerging Issues Task Force Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (Issue 00-19), which calls for the revised treatment described above and reflected in the revised Selected Financial Data being provided with this report. As a result, the Original SFD should no longer be relied upon.

Attached hereto as Exhibit 99.1 is corrected Selected Financial Data that reflects the following changes to the balance sheet data as of December 31, 2006: (i) an increase in Current liabilities of approximately $4.4 million to $18.8 million and (ii) a decrease in Total stockholders’ equity of approximately $4.4 million to $30.4 million.  The corrected Selected Financial Data also reflects, in the statement of operations data, a decrease in Net loss of approximately $89 thousand for the quarterly period and year ended December 31, 2006 to $8.2 million and $27.8 million, respectively.

In accordance with General Instruction B.2 of Form 8-K, the information in this Amendment to Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number

99.1 Selected Financial Data

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Brian M. Posner
Brian M. Posner, Executive Vice President, Chief Financial Officer and Treasurer

Date: March 16, 2007